EXHIBIT

                                        10.6



                     AMENDMENT NO. 1 TO STOCK PURCHASE
                     AGREEMENT


                 AMENDMENT NO. 1, dated as of October 30, 1997 (this "Amendment"), to the Stock Purchase Agreement, dated as of September 24, 1996 (the "Purchase Agreement") , among Staff Builders, Inc., a New York corporation ("Buyer") , Raymond T. Sheerin and Michael Altman (each a "Seller" and collectively "Sellers"), Stephen Fleischner and Chelsea Computer Consultants, Inc., a New York corporation ("CCC").

                 WHEREAS, the parties hereto have executed and delivered the Purchase Agreement and have agreed to amend the Purchase Agreement as set forth in this Amendment; and

                 WHEREAS, CCC has repurchased all shares of its common stock, no par value ("Common Stock") , owned by Stephen Fleischner pursuant to a Stock Redemption Agreement dated as of October 14, 1997.

                 NOW, THEREFORE, for good and valuable
consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                   Section 1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Purchase Agreement.

                   Section 2. Purchase and Sale of Additional
Shares. Article 4 of the Purchase Agreement is amended by replacing such Article in its entirety with the following:

         "ARTICLE 4.                  PURCHASE AND SALE OF
ADDITIONAL SHARES

         4.1 Exercise of Option. At the option of Buyer, each Seller shall sell to Buyer, and Buyer shall purchase from each Seller, 280.04 shares of Common Stock at the aggregate cash purchase price of $6,200,000 (the "Option", and all the shares purchased by Buyer pursuant to the Option are hereinafter referred to as the "Option Shares") . The Option shall be exercisable on or before October 30, 1997 (the "Option
Termination Date").

         4.2 Contribution of Millenium. Upon exercise of the Option by Buyer, the Sellers shall contribute for no additional consideration all the outstanding shares of capital stock of Millenium Computer Systems, Inc., a New York corporation
("Millenium") , to CCC (the "Millenium Contribution").

         4.3       Employment Agreements.  Upon exercise of the
Option by Buyer, Sellers, together with CCC, shall execute and deliver Amendments to their respective Employment
Agreements in the forms attached hereto as Exhibit 4.3(a) and 4.3(b) (the "Employment Agreement Amendments").

         4.4       Shareholders Agreement.  Upon exercise of the
Option by Buyer, Sellers, Buyer and CCC shall execute and deliver an Amendment to the Shareholders Agreement, dated
24, 1996, by and among Sellers, Buyer and CCC, in the form attached hereto as Exhibit 4.4 (the "Shareholder Agreement
Amendment").

         4.5 Option Closing. The closing of the Option exercise (the "Option Closing") will take place at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, on October 30, 1997 (the "Option Closing Date").

         4.6       Deliveries at the Option closing.  At the Option
Closing:

         (a)       Sellers shall deliver to Buyer:

                   (i)      certificates representing the Option
Shares duly endorsed for transfer to
         Buyer;
                   (ii)     evidence of the Millenium Contribution;
                  (iii)     copies of the executed Employment
       Agreement Amendments;
                   (iv)     an executed counterpart of the
Shareholder Agreement Amendment;                                  and
                   (v)      updated Schedules to this Agreement, to
the extent such Schedules                                         require
modification in order to remain true and-correct on and as of the date of the Option Closing Date.

         (b) Buyer shall pay to each Seller $6,200,000 in immediately available federal funds by wire transfer to the bank accounts designated by each Seller prior to the option
Closing and shall deliver an executed counterpart of the Shareholder Agreement Amendment.

         4.7       Exchange of Buyer Shares.

         (a) In the event Buyer does not exercise the Option, Buyer agrees to transfer and convey ownership to CCC of 190 shares of Common Stock; in exchange and consideration therefor, CCC agrees to transfer and convey ownership to CCC of the Franchise Program, including but not limited to all contractual commitments, franchise agreements, marketing materials and good will associated therewith (collectively, the "Franchise Assets") (the "Exchange Transaction").

         (b) The Exchange Transaction will take place at the offices of Willkie Farr & Gallagher, 153 East 53rd Street New York, New York 10022, on the third (3rd) business day following the Option Termination Date (the "Exchange Date").
                   On the Exchange Date, (i) Buyer agrees to deliver to CCC certificates representing 190 shares of Common Stock owned
by it duly endorsed for
                   transfer to CCC and (ii) CCC agrees to transfer, convey and deliver the
                   Franchise Assets to Buyer by assignments and
other instruments of transfer                         and conveyance
satisfactory in form and substance to counsel for Buyer."

         Section 3. Representations and Warranties of Sellers. Each Seller represents and warrants to Buyer as follows:

                   (a)      The authorized capital stock of CCC
consists of 1,000 shares of Common Stock of which 919 shares are issued and outstanding. All Option Shares have been validly authorized and issued, and are fully paid and nonassessable. Except as contemplated by this Agreement, there is no security, option, warrant, right, call, subscription agreement, commitment or understanding of any nature whatsoever to which either Seller is a party, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of CCC or any securities convertible into, or other rights to acquire, any shares of capital stock of CCC, (ii) obligate either Seller to grant, offer or enter into any of the foregoing or (iii) relates to the voting or control of such capital stock, securities or rights.
Each Seller has good and marketable title to the Option Shares owned by it, free and clear of any liens, security interest and other encumbrances.

                   (b) The authorized capital stock of Millenium consists of 200 shares of common stock, no par value, all of which shares (the "Millenium Shares") are issued and outstanding and owned by Sellers. All Millenium Shares have been validly authorized and issued, and are fully paid and nonassessable. Except as contemplated by this Agreement, there is no security, option, warrant, right, call, subscription agreement, commitment or understanding of any nature whatsoever to which either Seller is a party, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of Millenium or any securities convertible into, or other rights to acquire, any shares of capital stock of Millenium, (ii) obligate either Seller to grant, offer or enter into any of the foregoing or (iii) relates to the voting or control of such capital stock, securities or rights. Each Seller has good and marketable title to the Millenium
Shares owned by it, free and clear of any liens, security interest and other encumbrances.

                   (c) Sellers have delivered to Buyer a copy of the draft balance sheets of CCC and Millenium as of September
30, 1997, and the related statements of revenues and expenses, changes in fund balances and statements of cash flows for the twelve-month period ended September 30, 1997 (the "Draft
Financial Statements"), which are subject to an audit by a public accounting firm. The Draft Financial Statements have been prepared from the "Cooks and records of CCC and Millenium on a consistent basis in accordance with generally accepted accounting principles, as of the date and for the period then ended. The Draft Financial Statements fairly present the financial positions of CCC and Millenium and their respective results of operations for the period then ended. To Sellers knowledge, neither CCC nor Millenium has any indebtedness, liability or obligation of any character whatsoever, whether or not accrued, whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, contingent or otherwise, including without limitation liabilities for taxes, other governmental charges or pending lawsuits, other than liabilities reflected in the Draft Financial Statements.

                   (d)      The representations and warranties of
Sellers contained in Sections 5.1(a), 5.1(e), 5.1(f), 5.2, 5.3, 5.4 and
5.6 through 5.22 of the Purchase Agreement are true and correct on the date hereof.

                   Section 4. Further Assurances. Each party to this Amendment agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as may be necessary or advisable to carry out the intent and purpose of this Amendment.

                   Section 5. Effective Date; Purchase Agreement. This Amendment shall be effective as of the date hereof and, except as set forth herein, the Purchase Agreement shall remain in full force and effect, shall apply to this Amendment, and shall be otherwise unaffected hereby.

                   Section 6. Headings. The section headings herein are for convenience of reference only, do not constitute part of this Amendment and will not be deemed to limit or otherwise affect any of the provisions hereof.

                   Section 7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement.

                   Section 8. Governing Law.  THIS AMENDMENT
SHALL BE CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD
TO CONFLICT OF LAW PROVISIONS THEREOF.

                   Section 9. Severability. If any one or more of the provisions of this Amendment is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Amendment will not be affected thereby, and Sellers, Buyer and CCC will use their reasonable efforts to substitute one or more valid, legal and enforceable provisions which insofar as practicable implement the purposes and intent hereof. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Amendment invalid, illegal or unenforceable in any respect.

                   Section 10.  Successors and Assigns.  This
Amendment shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns. No person other than the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns shall have any rights or claims under this Amendment.

                   IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                      STAFF BUILDERS, INC.


                                      By:   /s/Stephen Savitsky
                                      Name:  Stephen Savitsky
                                      Title: President/CEO/
                                               Chairman of the Board


                                      By:     /s/ Michael Altman
                                               Michael Altman

                                      By:     /s/ Raymond T. Sheerin
                                               Raymond T. Sheerin




                   CHELSEA COMPUTER CONSULTANTS,  INC.

                            By:         /s/ Michael Altman
                            Name:     Michael Altman
                            Title:    President/Chairman of the Board

                     AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT
                    BY AND AMONG STAFF BUILDERS, INC. AND RAYMOND
T. SHEERIN,
                       MICHAEL ALTMAN, STEPHEN FLEISHCHNER AND
CHELSEA COMPUTER
                                  CONSULTANTS, INC.

SCHEDULE                              TITLE
EXHIBIT 4.3A                          AMENDMENT NO. 1 TO
                                      EMPLOYMENT AGREEMENT BY
                                      AND BETWEEN CHELSEA
                                      COMPUTER CONSULTANTS,
                                      INC. AND MICHAEL ALTMAN

EXHIBIT 4.3B                          AMENDMENT NO. 1 TO
                                      EMPLOYMENT AGREEMENT BY
                                      AND BETWEEN CHELSEA
                                      COMPUTER CONSULTANTS,
                                      INC. AND RAYMOND T.
                                      SHEERIN

EXHIBIT 4.4                           AMENDMENT NO. 1 TO
                                      SHAREHOLDERS AGREEMENT
                                      BY
                                      AND AMONG CHELSEA
                                      COMPUTER CONSULTANTS,
                                      INC.
                                      RAYMOND T. SHEERIN,
                                      MICHAEL ALTMAN AND STAFF
                                      BUILDERS, INC.


* The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.




















Chelsea/kl